EXHIBIT 23.3

MORAN & OZBIRN, P.C.
Attorneys At Law

NorthPark Central, Suite 1040
8750 North Central Expressway
Dallas, Texas 75231
(214) 739-1591
Fax (214) 739-1594

Michael J. Moran	David W. Ozbirn
(214) 739-1592	(214) 739-1593
michael@moranozbirn.com	david@moranozbirn.com

CONSENT

We hereby consent to the reference to our firm under the headings “Material United States Federal Tax Consequences” and “Legal Matters” in the Registration Statement on the Amendment No. 2 to Form S-4 to be filed by AMG Oil Ltd. (the “Company”) with the Securities and Exchange Commission in connection with the continuation of the Company from Nevada to Canada pursuant to the Canada Business Corporations Act.

Dated August 13, 2008.

/s/ Moran & Ozbirn, P.C.
MORAN & OZBIRN, P.C.